Exhibit 99.2

News Release

Commercial Metals Company Announces Redemption of Remaining Outstanding 7.35% Senior Notes Due 2018

IRVING, Texas, July 28, 2017 –Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it plans to redeem all of its 7.35% Senior Notes due 2018 (the “2018 Notes”) that remain outstanding following the consummation of CMC’s previously announced cash tender offer (the “Tender Offer”) for up to $300.0 million aggregate purchase price of 2018 Notes, which expired on July 24, 2017. Following the expiration of the Tender Offer, approximately $235.0 million in aggregate principal amount of 2018 Notes remain outstanding. The 2018 Notes will be redeemed on August 31, 2017 (the “Redemption Date”), at a redemption price of 100% of the face amount of the 2018 Notes, plus a make-whole premium and accrued and unpaid interest to the Redemption Date. The Notice of Redemption is expected to be delivered to holders of 2018 Notes on or about the date hereof.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 Notes or any other securities.

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward – Looking Statements

This news release contains forward-looking statements regarding CMC’s expectations concerning the redemption of 2018 Notes. These forward-looking statements generally can be identified by phrases such as CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: the achievement of closing conditions and regulatory approvals with respect to CMC’s recently announced plans to exit its International Marketing and Distribution Segment and sell its raw materials trading division; the results of negotiations, the completion of potential transactions on intended timetables or at all; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. Risk Factors included in CMC’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2016 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact:

Susan Gerber

214-689-4300